EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Henry Schein, Inc.
Melville, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No’s. 333-164360, 333-111914, 333-91778, 333-35144, 333-39893, 333-33193, and 333-05453) of Henry Schein, Inc. of our reports dated February 23, 2010, relating to the consolidated financial statements, financial statement schedule and the effectiveness of Henry Schein, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO SEIDMAN, LLP

New York, New York
February 23, 2010